FOR IMMEDIATE RELEASE

WEGENER Signs $1 Million Agreement to Sell Selected Patents and Patent Applications
Retains royalty-free usage for products and services

(June 2, 2008) - DULUTH, Georgia - Wegener Corporation (Nasdaq: WGNR), a leading provider of equipment for television, audio and data distribution networks worldwide, today announced that WEGENER has signed an agreement to sell selected patents and patent applications to EPAX Consulting Limited Liability Company for net proceeds of approximately $1,075,000, subject to customary closing conditions. The group of patents and patent applications sold relate to product distinction, system architecture and IP networking. WEGENER retains a worldwide, non-exclusive, royalty-free license under the patents for use in both existing and future WEGENER products. Upon closing, WEGENER intends to use the proceeds from this transaction to reduce its line of credit borrowings. The transaction is expected to close in WEGENER’s fourth fiscal quarter.

“This agreement should have no effect on our on-going product development efforts or on any current or future WEGENER products, including those using Compel®,” stated Robert Placek, CEO of WEGENER. “While this transaction helps maximize the value of this intellectual property for our shareholders, we do not expect the sale of these patents to result in any meaningful competitive pressure on our business lines in the future.” Placek added that the agreement does not include the Compel grouping patent.

ABOUT WEGENER

WEGENER® (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital solutions for video, audio, and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. Compel®, WEGENER's patented network control system, provides networks with unparalleled ability to regionalize programming and commercials. Compel® network control capability is integrated into WEGENER® digital satellite receivers. WEGENER® can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.

WEGENER, COMPEL, COMPEL CONTROL, iPUMP, MEDIAPLAN, UNITY, ASSURED FILE DELIVERY, PANDA, PROSWITCH, VIDATA, the stylized W-design logo (for WEGENER®), the stylized C-design logo (for Compel®) and the stylized PANDA design logo are all registered trademarks of WEGENER®. All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby.  Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding  future sales, income and cash flows.  Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to:  customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2008 and beyond, and success of the Company’s research and development efforts aimed at developing new products.  Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results.  Forward-looking statements speak only as of the date the statement was made.  The Company does not undertake any obligation to update any forward-looking statements.

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PRESS CONTACT:
Robin Hoffman
Pipeline Communications
(973) 746-6970
e-mail: robinhoffman@pipecomm.com

INVESTOR RELATIONS CONTACT:
Troy Woodbury - Investor Relations
WEGENER
(770) 814-4000
FAX (770) 623-9648
info@wegener.com

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